UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2012

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

In accordance with Item 2.02 of Form 8-K of the Securities and Exchange Commission (the “SEC”), Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), is furnishing to the SEC a press release that the Company will issue on November 15, 2012 (the “Press Release”). The Press Release will disclose information regarding the Company’s results of operations for the three months and nine months ended October 31, 2012 and the Company’s financial condition as of October 31, 2012.

The Press Release provides information regarding certain financial measures that may be considered non-GAAP financial measures (each, a “Non-GAAP Measure”) under the rules of the SEC. Those Non-GAAP Measures include:

•	The Company’s free cash flow for the nine-month periods ended October 31, 2012 and 2011, calculated as set forth in the Press Release (the “Free Cash Flow”).

•	The Company’s return on investment for the trailing twelve-month periods ended October 31, 2012 and 2011, calculated as set forth in the Press Release (“ROI”).

•	The Company’s consolidated net sales and the Company’s Walmart International operating segment’s net sales, in each case for the three months ended October 31, 2012 and stated on a constant currency basis calculated as set forth in the Press Release and the percentage increases in the Company’s consolidated net sales and operating income and the Company’s Walmart International operating segment’s net sales and operating income, in each case for the three months ended October 31, 2012 and stated on a constant currency basis calculated as set forth in the Press Release, over the corresponding reported measures for the three months ended October 31, 2011 (the “Constant Currency Measures”).

•	The Company’s total U.S. comparable store sales and the comparable club sales of the Company’s Sam’s Club operating segment (“Sam’s Club”) for the thirteen-week and thirty-nine week periods ended October 26, 2012 and October 28, 2011, the projected comparable club sales of Sam’s Club for the thirteen weeks ending January 25, 2013 and comparable club sales of Sam’s Club for the thirteen weeks ended January 28, 2012, in each case calculated by excluding Sam’s Club’s fuel sales for such periods (the “Comparable Sales Measures”).

•	The net sales of Sam’s Club for the three months ended October 31, 2012 and the percentage increase in the net sales and operating income of Sam’s Club for the three months ended October 31, 2012 over the net sales and operating income of Sam’s Club for the three months ended October 31, 2011, in each case calculated excluding Sam’s Club’s fuel sales for the relevant period (the “Sam’s Club Measures”).

•	The Company’s diluted earnings per share from continuing operations attributable to the Company (“EPS”) for the quarter ended January 31, 2012 (the “2012 Q4 EPS”) adjusted to exclude certain items (the “Excluded Items”) that were included in, and that positively affected, the 2012 Q4 EPS as calculated in accordance with generally accepted accounting principles (the “Adjusted 2012 Q4 EPS”).

The Press Release sets forth the reasons why management of the Company believes the Free Cash Flow, ROI and the Constant Currency Measures provide useful information to investors regarding the Company’s financial condition and results of operations. The Company’s management believes that the presentation of the Comparable Sales Measures and the Sam’s Club Measures provides useful information to investors regarding the Company’s financial condition and results of operations because that information permits investors to understand the effect of the fuel sales of Sam’s Club, which are affected by the volatility of fuel prices, on the Company’s total U.S. comparable store sales, on Sam’s Club’s comparable club sales and on Sam’s Club’s net sales and operating income for the periods presented. The Company’s management also believes the Adjusted 2012 Q4 EPS provides useful information to investors because management views that measure as a more meaningful measure than the 2012 Q4 EPS with which to compare management’s forecasted EPS for the quarter ending January 31, 2013 (the “Forecast EPS”) in light of the fact that the Forecast EPS does not include items similar to the Excluded Items.

Item 8.01. Other Events.

The Audit Committee (the “Audit Committee”) of the Board of Directors of the Company, which is composed solely of independent directors, is conducting an internal investigation into, among other things, alleged violations of the U.S. Foreign Corrupt Practices Act (“FCPA”) and other alleged crimes or misconduct in connection with foreign subsidiaries, including Wal-Mart de México, S.A.B. de C.V. (“Walmex”), and whether prior allegations of such violations and/or misconduct were appropriately handled by the Company. The Audit Committee and the Company have engaged outside counsel from a number of law firms and other advisors who are assisting in the on-going investigation of these matters.

The Company is also conducting a voluntary global review of its policies, practices and internal controls for FCPA compliance. The Company is engaged in strengthening its global anti-corruption compliance programs through appropriate remedial anti-corruption measures. In November 2011, the Company voluntarily disclosed that investigative activity to the U.S. Department of Justice (the “DOJ”) and the Securities and Exchange Commission (the “SEC”). Since the implementation of the global review and the enhanced anti-corruption compliance programs, the Audit Committee and the Company have identified or been made aware of additional allegations regarding potential violations of the FCPA. When such allegations are reported or identified, the Audit Committee and the Company, together with their third party advisors, conduct inquiries and when warranted based on those inquiries, open investigations. Inquiries or investigations regarding allegations of potential FCPA violations have been commenced in a number of foreign markets where we operate, including but not limited to Brazil, China and India.

The Company has been informed by the DOJ and the SEC that it is also the subject of their respective investigations into possible violations of the FCPA. The Company is cooperating with the investigations by the DOJ and the SEC. A number of federal and local government agencies in Mexico have also initiated investigations of these matters. Walmex is cooperating with the Mexican governmental agencies conducting these investigations. Furthermore, lawsuits relating to the matters under investigation have been filed by several of the Company’s shareholders against it, certain of its current directors, certain of its former directors, certain of its current and former officers and certain of Walmex’s current and former officers.

The Company could be exposed to a variety of negative consequences as a result of the matters noted above. There could be one or more enforcement actions in respect of the matters that are the subject of some or all of the ongoing government investigations, and such actions, if brought, may result in judgments, settlements, fines, penalties, injunctions, cease and desist orders, debarment or other relief, criminal convictions and/or penalties. The shareholder lawsuits may result in judgments against the Company and its current and former directors and officers named in those proceedings. The Company cannot predict at this time the outcome or impact of the government investigations, the shareholder lawsuits, or its own internal investigations and review. In addition, the Company expects to incur costs in responding to requests for information or subpoenas seeking documents, testimony and other information in connection with the government investigations, in defending the shareholder lawsuits, and in conducting the review and investigations. These costs will be expensed as incurred. The Company has incurred expenses of approximately $48 million and $99 million during the three and nine months ended October 31, 2012, respectively, related to these matters. These matters may require the involvement of certain members of the Company’s senior management that could impinge on the time they have available to devote to other matters relating to the business. The Company expects that there will be ongoing media and governmental interest, including additional news articles from media publications on these matters, which could impact the perception among certain audiences of the Company’s role as a corporate citizen.

The Company’s process of assessing and responding to the governmental investigations and the shareholder lawsuits continues and the review, inquiries and investigations are on-going. Although the Company does not presently believe that these matters will have a material adverse effect on its business, given the inherent uncertainties in such situations, the Company can provide no assurance that these matters will not be material to its business in the future.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1—A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2012

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Vice President and General Counsel, Corporate